UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 4, 2017, T. Rowe Price Group, Inc. (the “Company”) announced that Kenneth V. Moreland, Chief Financial Officer and Treasurer of the Company, will retire from the Company in 2017. Mr. Moreland will continue to serve in his roles until a successor is named.

SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

T. Rowe Price Group, Inc. (the “Company”) recorded a one-time operating charge of $166.2 million in its second quarter of 2016 to compensate certain T. Rowe Price mutual funds, trusts, separately managed accounts and subadvised clients (collectively “T. Rowe Price Clients”) for the difference in valuation and statutory interest resulting from the denial of appraisal rights to the T. Rowe Price Clients by the Delaware Chancery Court in connection with the 2013 leveraged buyout of Dell, Inc. The Company made claims with its insurance carriers, and on December 30, 2016, entered into an agreement to recover $100 million for coverage of this claim. The Company recognized this insurance recovery in its fourth quarter of 2016 results as an offset to the related second quarter operating expense.

Remaining insurance claims filed with respect to this matter that could result in an additional recovery of up to $50 million are still pending. However, such recoveries, if any, will only be recognized in the period written agreements are reached with the applicable carriers.

Information included within this report contains certain forward-looking information relating to our operating expenses, net income and earnings per share on common stock. Forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Actual results may differ materially from those in forward-looking information because of various factors including, but not limited to, those discussed in Item 1A, Risk Factors, of our Form 10-K Annual Report for 2015.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated January 4, 2017, announcing retirement of Kenneth V. Moreland, Chief Financial Officer and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.

By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: January 4, 2017